Exhibit 99.1

Focus Universal Inc. Announces Pricing of $10 Million Public Offering of Common Stock and Uplisting to the Nasdaq Capital Market

ONTARIO, CA, August 30, 2021 – Focus Universal Inc. (NASDAQ:FCUV) (“Focus Universal” or the “Company”), a Universal Smart Instrumentation Platform (“USIP”) developer and Universal Smart Device (“USD”) manufacturer, today announced the pricing of a firm commitment underwritten public offering of 2,000,000 shares of its common stock at a public offering price of $5.00 (the “Offering”). The aggregate gross proceeds from the Offering are expected to total $10 million, before deducting the underwriting discounts and commissions and estimated Offering expenses payable by Focus Universal.

Focus Universal’s common stock will be listed on the Nasdaq Capital Market and will trade under the ticker symbol “FCUV” beginning on August 31, 2021. The Offering is expected to close on or about September 2, 2021, subject to customary closing conditions. In addition, the Company has granted to the underwriter a 45-day option to purchase, in the aggregate, up to 300,000 additional shares of its common stock.

Boustead Securities, LLC is acting as sole underwriter for the Offering.

The securities described above are being sold by Focus Universal pursuant to a registration statement, as amended, filed by the Company with the Securities and Exchange Commission (the “SEC”), which was declared effective on August 30, 2021. The Offering has been made only by means of a prospectus. A copy of the final prospectus related to the Offering may be obtained, when available, from Boustead Securities, LLC, via email: offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA. In addition, a copy of the final prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

About Focus Universal:

Focus Universal Inc. (NASDAQ:FCUV) is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed four disruptive patented technologies to solve the major problems facing hardware design, hardware production, software design and network communication facing both industries today: (1) Universal Smart Instrumentation Platform; (2) Natural Integrated Programmable Language; (3) Ultra Narrowband Power Line Communications; (4) Ultra Narrowband Wireless Communication;

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:
The Blueshirt Group, for Focus Universal
Lauren Sloane
Lauren@blueshirtgroup.com

For Company inquiries, please contact:
Desheng Wang
(626) 272-3883
ir@focusuniversal.com

For Underwriter inquiries, please contact:
Boustead Securities, LLC
Daniel J. McClory, Head of Equity Capital Markets
Tel: +1 (949) 502-4408
Email: dan@boustead1828.com

SOURCE: Focus Universal, Inc.